UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 6, 2023, Groupon, Inc. (the “Company”) entered into a Share Purchase Agreement pursuant to which it has agreed to sell shares representing approximately 9.4% of its approximate 2.3% interest in SumUp Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) (“SumUp”), incorporated under the laws of the Grand Duchy of Luxembourg, to other investors in SumUp for an aggregate cash purchase price of €8.4M (the “Purchase Agreement”). The Purchase Agreement was entered into in connection with a transaction in which several other investors in SumUp also agreed to sell shares on the same economic terms as the Company.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature.

The Company expects the transaction to be completed on or before October 23, 2023. There can be no assurances as to whether or when the sale will be consummated.

The Company is continuing to evaluate opportunities to monetize certain non-core assets, including some or all of its remaining stake in SumUp, its ownership of GiftCloud, and its portfolio of intellectual property. There can be no assurance as to the Company’s ability to complete any such transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: October 10, 2023
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer